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                                                                  EXHIBIT 10.24

                                   DYAX CORP.

                            STOCK PURCHASE AGREEMENT

     THIS AGREEMENT is dated as of _____ __, 1998 by and between DYAX CORP. (the "Company"), a Delaware corporation with principal offices at One Kendall Square, Building 600, 5th Floor, Cambridge, Massachusetts 02139 and GENZYME CORPORATION (the "Purchaser"), a Massachusetts corporation with principal offices at One Kendall Square, Building 1400, Cambridge, Massachusetts 02139.

     WHEREAS, the Company wishes to obtain equity financing and the Purchaser is willing, on the terms and conditions contained in this Agreement, to purchase Shares of the Company.

     IN CONSIDERATION of the mutual covenants contained in this Agreement, the parties agree as follows:

     SECTION 1. AUTHORIZATION OF SALE OF THE SHARES. The Company has authorized the sale to the Purchaser of that number of shares (the "Shares") of the Common Stock, $.01 par value per share (the "Common Stock"), of the Company, as is equal to the quotient obtained by dividing $3,000,000 by the Offering Price (as defined below).

     SECTION 2. AGREEMENT TO SELL AND PURCHASE SHARES. Except as provided in
Section 3., in the event that there is not a Public Offering Closing, at the Closing (as defined in Section 3), the Company will sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the Shares, at a purchase price per Share equal to the Offering Price for an aggregate purchase price of $3,000,000 (the "Purchase Price"). As used herein, the term "Offering Price" shall mean the price per share of the shares of Common Stock sold to the public in connection with the closing (the "Public Offering Closing") by the Company of its initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), resulting in net proceeds to the Company (after deducting underwriting discounts and commissions) of at least $10,000,000; PROVIDED, HOWEVER, that such Offering Price shall equal or exceed the price per share paid by investors in the Company's last round of private financing (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares).

     SECTION 3. CLOSINGS.

          3.1 DELIVERY OF THE SHARES AT THE PUBLIC OFFERING CLOSING. The completion of the purchase and sale of the Shares being purchased and sold pursuant to this Agreement (the "Closing") shall occur at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts 02108 contemporaneously with the Public Offering Closing (the "Closing Date"), or such other time and place as shall be agreed to by the Company and the Purchaser. At the Closing, the Purchaser shall pay to the Company an amount in cash or by wire transfer equal to the Purchase Price and the Company shall deliver to the Purchaser one or more stock certificates representing the Shares purchased by the Purchaser, each such certificate to be registered in the name of the Purchaser. The Company's obligation to close the transaction shall be subject to the following conditions, any of which may be waived by the Company: (a) receipt by the Company


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of a certified or official bank check or checks or wire transfer of funds in the full amount of the Purchase Price for the Shares being purchased hereunder; (b) execution and delivery by the Purchaser of the 1998 Registration Rights
Agreement substantially in the form attached as EXHIBIT 1 (the "1998
Registration Rights Agreement"); and (c) the accuracy of the representations and warranties made by the Purchaser and the fulfillment of those undertakings of the Purchaser to be fulfilled prior to the Closing. The Purchaser's obligation to close the transaction shall be subject to the fulfillment of the following conditions: (a) the simultaneous occurrence of the Public Offering Closing; (b) the execution and delivery by the Company of the 1998 Registration Rights Agreement; (c) the receipt by the Purchaser of an opinion of Palmer & Dodge LLP, counsel to the Company, in form and substance reasonably satisfactory to the Purchaser; (d) the receipt by the Purchaser of a certificate, signed by the Secretary of the Company, as to the charter, by-laws, incumbency of officers and authorizing resolutions; (e) the receipt by the Purchaser, of certificates, dated as of the Closing Date, as to the legal existence and good standing of the Company in the State of Delaware and the Commonwealth of Massachusetts; (f) the receipt by the Purchaser of a stock certificate, representing the Shares; (g) the accuracy of the representations and warranties made by the Company herein as of the Closing as though such representations and warranties had been made on and as of Closing and the fulfillment of those undertakings of the Company to be fulfilled prior to Closing, and Purchaser's receipt of a certificate executed by the President of the Company in the form attached hereto as EXHIBIT 2 certifying as to the same; and (h) the certificate of incorporation of the Company, certified by the Secretary of State of Delaware as of the most recent practicable date. This Agreement and the 1998 Registration Rights Agreement are collectively referred to herein as the "Transaction Documents."

          3.2. DELIVERY OF PREFERRED SHARES AT ALTERNATIVE CLOSING. In the event that the Public Offering Closing does not occur prior to the completion of the closing of a private equity financing in which proceeds of at least $10,000,000 are raised and in which the price per share will have been determined through negotiation with a substantial new investor with a recognized reputation for investing in the biotechnology industry and who is reasonably acceptable to the Purchaser (the "Private Placement"), then the Company may, at its option, sell to the Purchaser, and the Purchaser will buy from the Company, in lieu of the Purchaser's obligation to purchase the Shares pursuant to Section 3.1, on a date to be mutually agreed upon (the "Alternative Closing Date"), upon the terms and conditions hereinafter set forth, that number of Preferred Shares (as defined below) of the Company equal to the quotient obtained by dividing $3,000,000 by the Private Placement Price (as defined below). As used herein: (i) the term "Preferred Shares" shall mean the shares of the same series of Preferred Stock, $.01 par value per share (the "Preferred Stock"), as are issued in the Private Placement and (ii) the term "Private Placement Price" shall mean a price per share based upon the price per share at which the Company sold shares of Preferred Stock in the Private Placement. At the Alternative Closing, the Purchaser shall pay to the Company an amount in cash or by wire transfer equal to $3,000,000 and the Company shall deliver to the Purchaser one or more stock certificates representing the Preferred Shares purchased by the Purchaser, each such certificate to be registered in the name of the Purchaser. The Company's obligation to close the transaction shall be subject to the following conditions, any of which may be waived by the Company: (a) receipt by the Company of a certified or official bank check or checks or wire transfer of funds in the amount of $3,000,000; (b) execution and delivery by the Purchaser of the 1998 Registration Rights Agreement; and (c) the accuracy of the representations and warranties made by the Purchaser as of the Alternative


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Closing Date and the fulfillment of those undertakings of the Purchaser to be fulfilled prior to the Alternative Closing. The Purchaser's obligation to close the transaction shall be subject to the fulfillment of the following conditions:
(a) the execution of a definitive EPI-KAL2 collaboration agreement with the Company; (b) the closing of the Private Placement; (c) the execution and delivery by the Company of the 1998 Registration Rights Agreement; (d) the receipt by the Purchaser of an opinion of Palmer & Dodge LLP, counsel to the Company, in form and substance reasonably satisfactory to the Purchaser; (e) the receipt by the Purchaser of a certificate, signed by the Secretary of the Company, as to the charter, by-laws, incumbency of officers and authorizing resolutions; (f) the receipt by the Purchaser, of certificates, dated as of the Alternative Closing Date, as to the legal existence and good standing of the Company in the State of Delaware and the Commonwealth of Massachusetts; (g) the receipt by the Purchaser of a stock certificate, representing the Preferred Shares; (h) the accuracy of the representations and warranties made by the Company herein as of the Alternative Closing as though such representations and warranties had been made on and as of Alternative Closing and the fulfillment of those undertakings of the Company to be fulfilled prior to the Alternative Closing, and Purchaser's receipt of a certificate executed by the President of the Company in the form attached hereto as EXHIBIT 2 certifying as to the same and (i) the Certificate of Incorporation of the Company, certified by the Secretary of State of Delaware as of the most recent practicable date. Except as otherwise provided herein, any such sale of Preferred Shares shall be upon the same terms and conditions as those contained herein for the Shares; provided that all references in this Agreement to the "Closing" and the "Closing Date" shall mean and refer to the "Alternative Closing" and the "Alternative Closing Date"; all references in this Agreement (other than in Sections 1, 2 and 3) to the "Shares" shall mean and refer to the "Preferred Shares" and all references to the "Transaction Documents" in this Agreement shall mean and refer to this Agreement and the 1998 Registration Rights Agreement. The parties acknowledge that the execution of a definitive EPI-KAL2 collaboration agreement is subject to the completion of due diligence inquiries by the parties and that neither party has a duty or obligation to execute such a collaboration agreement.

     SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. As used herein, "best knowledge" shall mean and include (a) actual knowledge of any officers or directors of the Company and (b) that knowledge which a prudent businessperson would have obtained in the management of his or her business using due inquiry. The Company represents and warrants to the Purchaser that, except as set forth in the disclosure schedule previously provided to the Purchaser (the "DISCLOSURE SCHEDULE"), which DISCLOSURE SCHEDULE shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 4:

          4.1 ORGANIZATION. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as presently conducted and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure so to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement "Material Adverse Effect" means, when used in connection with the Company or its Subsidiaries (as defined in subsection 4.2 below), any development, change or effect that could have a materially adverse effect on the business,


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financial condition or results of operations of the Company and its
Subsidiaries, taken as a whole.

          4.2 SUBSIDIARIES. Schedule 4.2 to this Agreement sets forth all of the Subsidiaries of the Company and the jurisdiction in which each is incorporated or organized. Except for the Subsidiaries, the Company does not directly or indirectly own or have any investment in the capital stock of and is not a party to a partnership or joint venture with, any other person. Each Subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described as presently conducted and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not have a Material Adverse Effect; all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly free and clear of any lien, adverse claim, security interest, equity or other encumbrance. As used in this Agreement, "Subsidiary" means any corporation, partnership, limited liability company or other legal entity of which the Company or any Subsidiary owns, directly or indirectly, 50% or more of the stock or other equity or membership interest entitled to vote for the election of directors.

          4.3 CAPITALIZATION. The Company has the duly authorized and validly outstanding capitalization set forth in the final prospectus (the "Prospectus"), in the form furnished to the Company's underwriters for use in connection with the Company's initial public offering, that forms a part of the Company's registration statement on Form S-1 (File No. 333-48483) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act. The Company will have the adjusted capitalization set forth therein on the Public Offering Closing based on the assumptions set forth therein. The securities of the Company conform to the descriptions thereof contained in the Prospectus. The outstanding shares of Common Stock have been duly authorized and validly issued by the Company and are fully paid and nonassessable. Except as created hereby or referred to in the Prospectus, there are no outstanding options, warrants, rights or other arrangements requiring the Company or any Subsidiary to issue any capital stock. The Shares to be sold pursuant to this Agreement have been duly authorized, and when issued and paid for in accordance with the terms of this Agreement will be validly issued, fully paid and non-assessable and free of restrictions on transfer, other than restrictions on their transfer under the Transaction Documents and under applicable state and federal securities laws.

          4.4 FINANCIAL STATEMENTS. The historical financial statements and schedules of the Company included in the Prospectus and the Registration Statement (collectively, the "Financial Statements") present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company and its Subsidiaries as of the dates and for the periods therein indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as otherwise noted therein). With respect to contracts and commitments for the sale of goods or the


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provision of services by the Company or any Subsidiary, the Financial Statements
contain and reflect adequate reserves at March 31, 1998, which are consistent with previous reserves taken, for all reasonably anticipated material losses and costs and expenses. The amounts shown as accrued for current and deferred income and other taxes at March 31, 1998 in the Financial Statements are sufficient for the payment of all accrued and unpaid foreign, federal, state and local income taxes, interest, penalties, assessments or deficiencies applicable to the Company or any Subsidiary, whether disputed or not, for the applicable period then ended and periods prior thereto. The book value of inventory at March 31, 1998 reflected in the Financial Statements, as computed on a first-in, first-out basis, is true and correct, and the reserve set forth in the footnotes with respect thereto is true and correct. Except as and to the extent (a) reflected and reserved against at March 31, 1998 in the Financial Statements or (b) incurred in the ordinary course of business after March 31, 1998 and not material in amount, either individually or in the aggregate, the Company and its Subsidiaries have no liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, which is material to Company and its Subsidiaries, taken as a whole. The selected financial data set forth under the caption "Selected Financial Information" in the Prospectus and Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein.

          4.5 TAX COMPLIANCE. Each of the Company and its Subsidiaries has accurately prepared and timely filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof on a timely basis and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as could not have a Material Adverse Effect.

          4.6 RELATED-PARTY TRANSACTIONS. Except as disclosed in the Prospectus, no employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. Except as set forth below, to the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. To the best of the Company's knowledge, no officer or director or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company. Henry E. Blair, the President, Chief Executive Officer and Chairman of the Board of the Company, also serves as an outside director of and consultant to the Purchaser and as an outside director of Genzyme Transgenics Corporation, which is owned 43% by the Purchaser. Constantine E. Anagnostopoulos and Henry R. Lewis, outside directors of the Company, are also outside directors of the Purchaser. Charles L. Cooney (a Genzyme director), Henri Termeer and Peter Wirth are also consulting to the Company as members of the Company's Strategic Advisory Committee. In 1996, the Company entered into a sublease agreement with the Purchaser for laboratory and office facilities in Cambridge, Massachusetts which extends to December 1999. The Company does not believe that it obtained rental rates any more favorable than those available from third parties. During 1996, the Company also signed two of its non-exclusive patent license


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agreements with the Purchaser. The Company recorded license revenues of $54,000 and $50,000 in 1996 and 1997, respectively, in connection with the signing and maintenance fees for these two agreements. In addition, the Company has performed two funded discovery projects with Genzyme Transgenics Corporation resulting in recorded revenues of $45,000 and $145,000 in 1996 and 1997, respectively.

          4.7 INSURANCE. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risk and in such amounts as are prudent and customary in the businesses in which they are engaged, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against; all policies of insurance and fidelity or surety bonds insuring the Company, its Subsidiaries and their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any Subsidiary has ever been refused any insurance coverage sought or applied for; and the Company has no reason to believe that the Company and its Subsidiaries will not be able to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that could not have a Material Adverse Effect.

          4.8 ABSENCE OF PROCEEDINGS. Except as disclosed in the Prospectus, there is no pending or, to the best of the Company's knowledge, threatened, action, suit, proceeding or investigation before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, which (A) questions the validity of the capital stock of the Company or the Transaction Documents or of any action taken or to be taken by the Company pursuant to or in connection with the Transaction Documents, or (B) could reasonably be expected to have a Material Adverse Effect.

          4.9 DUE AUTHORIZATION. The Company has full legal right, power and authority to enter into the Transaction Documents and to consummate the transactions provided for herein or therein. The Transaction Documents have been duly authorized, executed and delivered by the Company and, assuming such documents are the binding obligations of the Purchaser, constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles relating to the availability of remedies and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws), and none of the Company's execution or delivery of the Transaction Documents, its performance hereunder or thereunder, its consummation of the transactions contemplated herein or therein, or the conduct of its business as described in the Prospectus, conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or result in the creation or imposition of any material lien, charge or encumbrance upon, any property or assets of the Company or any of its


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Subsidiaries pursuant to the terms of (A) the charter or by-laws of the Company or any of its Subsidiaries; (B) any indenture, shareholders' agreement, note agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them are or may be bound or to which any of their respective property is or may be subject or (C) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its Subsidiaries of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company, any of its Subsidiaries or any of their respective activities or properties.

          4.10 ACCURACY AND VALIDITY OF EXHIBITS. All executed agreements or copies of executed agreements filed as exhibits to the Registration Statement to which the Company or any of its Subsidiaries is a party or by which any of them are or may be bound or to which any of their assets, properties or businesses is or may be subject have been duly and validly authorized, executed and delivered by the Company or such Subsidiary, as the case may be, and assuming such agreements are binding agreements of the other parties thereto, constitute the legal, valid and binding agreements of the Company or such Subsidiary, as the case may be, enforceable against each of them in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors' rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws). The descriptions in the Registration Statement of contracts and other documents are accurate and fairly present the information required to be shown with respect thereto by Form S-1 and there are no contracts or other documents which are required by the Securities Act or Form S-1 to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not accurately described or filed as required, and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

          4.11 NO MATERIAL ADVERSE CHANGE. Subsequent to the most recent respective dates as of which information is given in the Prospectus, and except as expressly contemplated therein, neither the Company nor any of its Subsidiaries has incurred, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent, purchased any of its outstanding common shares, paid or declared any dividends or other distributions on its capital stock or entered into any material transactions not in the ordinary course of business, and there has been no material change in capital stock or debt or any material adverse change in the condition (financial or other), net worth or results of operations of the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries is in breach or violation of, or in default under, any term or provision of (A) its charter or by-laws; (B) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other agreement or instrument to which it is a party or by which it is or may be bound or to which any of its property is or may be subject, or any indebtedness, the effect of which breach or default may have a Material Adverse Effect, or (C) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its Subsidiaries or of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their respective activities or properties and the effect of which breach or default may have a Material Adverse Effect.


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          4.12 EMPLOYEES: EMPLOYEE COMPENSATION. To the best of the Company's knowledge, there is no strike, or labor dispute or union organization activities pending or threatened between it and its employees. None of the Company's employees belongs to any union or collective bargaining unit. To the best of its knowledge, the Company has complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment. To the best of the Company's knowledge, no employee of the Company is or will be in violation of any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with the Company, or any other party because of the nature of the business conducted or to be conducted by the Company or to the use by the employee of his best efforts with respect to such business. Except as disclosed in the Prospectus, the Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Except as disclosed in the Prospectus, subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

          4.13 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Each employee and officer of the Company has executed an Employee Confidential Information and Invention Agreement substantially in the form or forms which have been delivered to counsel for the Purchaser. Each scientific consultant of the Company has executed a confidentiality agreement with the Company.

          4.14 POSSESSION OF INTELLECTUAL PROPERTY. Except as disclosed in the Prospectus, to the best knowledge of the Company, each of the Company and its Subsidiaries owns, possesses, licenses or has legally enforceable rights to use, on reasonable terms, all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of its business as now conducted and as proposed to be conducted. Except as set forth in the Prospectus under the caption "Business - Patents and Proprietary Rights," (a) there are no rights of third parties to any such Intellectual Property; (b) there is no infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company's best knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) there is no U.S. or foreign patent or published U.S. or foreign patent application which contains claims that dominate or may dominate any Intellectual Property described in the Prospectus as being owned by or licensed to


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the Company or that interferes with the issue or pending claims of any such
Intellectual Property; and (g) there is no prior art of which the Company is aware that may render any U.S. or foreign patent held by the Company invalid or any U.S. or foreign patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office or applicable foreign regulatory body.

          4.15 OFFERING. Subject in part to the truth and accuracy of the Purchaser's representations set forth in Section 5.1 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

          4.16 DISCLOSURE. The statements contained in the Prospectus under the captions "Risk Factors -- Uncertainties Related to Patents and Proprietary Rights" and "Business -- Patents and Proprietary Information," insofar as such statements summarize legal matters, agreements, documents, or proceedings discussed therein, are complete, accurate and fair summaries of such legal matters, agreements, documents or proceedings.

          4.17 NO VIOLATION OF LAWS. Neither the Company nor any Subsidiary, the manner in which any of them conducts its business or proposes to conduct its business, nor the execution, delivery and performance of the Transaction Documents is in violation of or would violate any laws, ordinances or governmental rules or regulations to which each of them is subject, except for such violations as would not have a Material Adverse Effect.

          4.18 NO CONSENTS REQUIRED. No consent, approval, authorization or order of any court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, or of any stockholder, creditor, lessor or other person, is required for the performance of the Transaction Documents or the consummation of the transactions contemplated hereby or thereby, except such as have been or may be obtained under the Securities Act or may be required under state securities or Blue Sky laws in connection with the sale of the Shares.

          4.19 REGISTRATION RIGHTS. There are no contracts, agreement or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities under the Registration Statement (other than those that have been disclosed in the Prospectus).

          4.20 TITLE TO PROPERTY. Each of the Company and its Subsidiaries has good and marketable title to, or valid and enforceable leasehold interests in, all real and tangible properties and assets owned or leased by it free and clear of all liens, encumbrances, security interests, restrictions, equities, claims and defects, except (A) such as are described in the Prospectus, or such as do not materially adversely affect the value of any of such properties or assets taken as a whole and do not interfere with the use made and proposed to be made of any of such properties or assets, and (B) liens for taxes not yet due and payable as to which appropriate reserves have been established and reflected on the Financial Statements. The Company owns or leases all


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


such properties as are necessary to its operations as now conducted, and as proposed to be conducted as set forth in the Registration Statement and the Prospectus; and the properties and business of the Company and its Subsidiaries conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. All the material leases and subleases of the Company and its Subsidiaries, and under which the Company or any Subsidiary holds properties or assets as lessee or sublessee, constitute valid leasehold interests of the Company or such Subsidiary free and clear of any lien, encumbrance, security interest, restriction, equity, claim or defect, are in full force and effect, and neither the Company nor any Subsidiary is in default in respect of any of the material terms or provisions of any such material leases or subleases, and neither the Company nor any Subsidiary has notice of any claim which has been asserted by anyone adverse to the Company's or any of its Subsidiary's right as lessee or sublessee under either the material lease or sublease, or affecting or questioning the Company's or any Subsidiary's right to the continued possession of the leased or subleased premises under any such material lease or sublease, which may have a Material Adverse Effect.

          4.21 COMPLIANCE WITH ENVIRONMENTAL, SAFETY AND HEALTH LAWS. Each of the Company and its Subsidiaries is (i) in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations related to the protection of human health and safety, the environment and hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"); (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants. Neither the Company nor any Subsidiary has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

          4.22 ERISA COMPLIANCE. Each of the Company and its Subsidiaries has fulfilled its respective obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. Neither the Company nor any Subsidiary has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

          4.23 LICENSES AND PERMITS. Each of the Company and its Subsidiaries possesses all licenses, certificates, permits and other authorizations issued by the appropriate foreign, federal, state or local regulatory authorities necessary to conduct its business, and neither the Company nor its Subsidiaries has ever received any notice of proceedings related to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

          4.24 SUBSIDIARY DIVIDENDS. No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Prospectus.

          4.25 INVESTIGATION. It shall be no defense to an action for breach of this Agreement that the Purchaser or its agents have (or have not) made investigations into the affairs of the Company or that the Company could not have known of the misrepresentation or breach of warranty.

          4.26. COMPLIANCE WITH SECURITIES ACT. The Registration Statement in the form in which it became effective complied in all material respects with the provisions of the Securities Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus complied in all material respects with the provisions of the Securities Act and did not contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

          4.27. BROKERAGE. No broker, finder, agent or similar intermediary has acted on behalf of the Company in connection with the Transaction Documents or the transactions contemplated hereby or thereby, and there are no brokerage commissions, finders fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Company or any action taken by the Company.

     SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

          5.1. The Purchaser represents and warrants to, and covenants with, the Company, as of the date hereof and as of the Closing Date, that: (i) the Purchaser is an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act"); and also is knowledgeable and experienced in making investments in private placement transactions such as the purchase of the Shares; (ii) the Purchaser is acquiring the Shares set forth above for its own account for investment and with no present intention of distributing any of such Shares except pursuant to an effective registration statement under the Securities Act covering the sale, and no arrangement or understanding exists with any other person regarding the distribution of any of such Shares; (iii) the Purchaser will not, directly or indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except (a) in the event of an effective registration statement under the Securities Act; (b) upon delivery of an opinion of counsel (which shall be in form and substance reasonably satisfactory to the Company) that such registration is not required; (c) in connection with a sale, transfer or other disposition made pursuant to Section 144 of the Securities Act or (d) to a wholly owned subsidiary of the Purchaser, in the case of (a), (c) and (d) above, no opinion of counsel shall be required; and (iv) the Purchaser has had an opportunity to ask questions and receive answers from the management of the Company regarding the Company, its business and the offering of the Shares.

          5.2. The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into the Transaction Documents and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of the Transaction Documents, and (ii) upon the execution and delivery of the Transaction Documents, such Transaction Documents shall constitute valid and binding obligations of the Purchaser enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting the rights and remedies of creditors generally and to general principles of equity.

          5.3. The Purchaser acknowledges and understands that the Purchaser must bear the economic risk of its investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. The certificates representing the Shares issued to Purchaser will bear a legend in substantially the following form:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

          The Company agrees to remove such legend from the certificates representing the Shares issued to Purchaser at such time as such Shares may be legally sold under Rule 144 (or any successor rule) without registration under the Securities Act, at the request of the Purchaser and upon receipt of an opinion, which shall be in form and substance reasonably satisfactory to the Company, that such legend may be removed.

          The Purchaser agrees that any sale, transfer, pledge, hypothecation or other disposition of the Shares shall be made in compliance with such legend.

     SECTION 6. COVENANTS OF THE COMPANY.

          6.1 CORPORATE EXISTENCE. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

          6.2 REPORTING STATUS. For as long as the Purchaser or any affiliates of the Purchaser beneficially owns any of the Shares, the Company (i) shall timely file with the Securities and Exchange Commission (the "SEC") any and all reports required to be so filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) shall not terminate its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

          6.3 LISTING. For as long as the Purchaser or any affiliate of the Purchaser beneficially owns any of the Shares, the Company shall cause the Common Stock to be listed for trading on the Nasdaq National Market or on a national securities exchange.

          6.4 INFORMATION TO BE FURNISHED. For as long as the Purchaser or any affiliate of the Purchaser holds shares representing at least one percent (1%) of the outstanding shares of Common Stock, the Company will furnish promptly to the Purchaser copies of (i) each report and proxy statement filed by the Company with the SEC pursuant to Section 13(a), 14 or 15(d) of the Exchange Act; (ii) all financial statements, periodic and special reports and investor relations materials as the Company may distribute to all holders of Common Stock generally and (iii) all press releases issued by the Company.

     SECTION 7. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased, and the payment therefor.

     SECTION 8. NO FEE. The parties hereto hereby represent that there are no brokers or finders entitled to compensation in connection with the transactions contemplated hereby.

     SECTION 9. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand;
(ii) made by telex, telecopy or facsimile transmission; (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid:

               (a)  if to the Company, to:

                       Dyax Corp.
                       One Kendall Square
                       Building 600, 5th Floor
                       Cambridge, MA 02139
                       Attention: President
                       with a copy to:

                       Nathaniel S. Gardiner, Esq.
                       Palmer & Dodge LLP
                       One Beacon Street
                       Boston, Massachusetts 02108

               (b)  if to the Purchaser, to:

                       Genzyme Corporation
                       One Kendall Square
                       Building 1400
                       Cambridge, MA 02139
                       Attention: Chief Legal Officer

     All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above; (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise; (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the 5th business day following the day such mailing is made.

     SECTION 10. CHANGES. Any term of this Agreement may be amended or compliance therewith waived only with the written consent of both parties hereto.

     SECTION 11. ASSIGNMENT. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

     SECTION 12. BENEFIT. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

     SECTION 13. EXPENSES. Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

     SECTION 14. NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 15. HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     SECTION 16. TRANSFER TAXES. The Company will reimburse the Purchaser for any transfer taxes incurred in connection with the issuance of the Shares.

     SECTION 17. SEVERABILITY. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     SECTION 18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with (a) the internal laws of the Commonwealth of Massachusetts without giving effect to principles of conflicts of law, and (b) United States federal law.

     SECTION 19. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one


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


instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

     SECTION 20. FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Shares.

     SECTION 21. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. All express or implied agreements and understandings, either written or oral, heretofore made are expressly merged into and made a part of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

                                          DYAX CORP.



                                          By: _______________________________
                                               Name:
                                               Title:


                                          GENZYME CORPORATION



                                          By: _______________________________
                                               Name:
                                               Title:







                                       15